                                                                   EXHIBIT 10.43

                                CLOSING AGREEMENT


        This CLOSING AGREEMENT (the "Agreement") is made as of August 4, 1997, by and among BRISTOL RETAIL SOLUTIONS, INC., a Delaware corporation (formerly, Bristol Technology Systems, Inc.) ("Bristol"), PACIFIC MERGER CORP., a Delaware corporation ("Purchaser"), PACIFIC CASH REGISTER COMPANY, a California corporation ("Company"), ROBERT FREANEY and ABBASS BARZGAR (individually, a "Shareholder" and, collectively, the "Shareholders").

        WHEREAS, Bristol, the Purchaser, the Company and the Shareholders are parties to that certain Agreement and Plan of Merger dated as of June 27, 1997 (the "Merger Agreement"), pursuant to which the Shareholders have agreed to convert their respective Company Shares into the right to receive cash and Restricted Stock of Bristol, and pursuant to which the Company shall be merged with and into the Purchaser;

        WHEREAS, Bristol, the Purchaser, the Company and the Shareholders wish to enter into this Agreement to address certain matters which have changed subsequent to June 27, 1997.

        NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby aknowledged, the parties agree as follows:

        1. Reduction in Required Pre-Tax Earnings. The parties hereby agree that the provisions of Section 1.5 of the Merger Agreement, including, without limitation, Section 1.5(b) of the Merger Agreement, which state that a number of the Additional Restricted Shares will be returned to Bristol if the Company's Pre-Tax Earnings for the fiscal year ending December 31, 1997 are less than Eighty Thousand Dollars ($80,000), are hereby amended to provide that a number of the Additional Restricted Shares will be returned to Bristol if the Company's Pre-Tax Earnings for the fiscal year ending December 31, 1997 are less than Seventy Thousand Dollars ($70,000). In the event that the Company's Pre-Tax Earnings for the fiscal year ending December 31, 1997 are less than Seventy Thousand Dollars ($70,000), then Robert Freaney will return $4.6865 worth of the Additional Restricted Shares to Bristol for each dollar by which Seventy Thousand Dollars ($70,000) exceeds the Company's Pre-Tax Earnings for that period. The remaining provisions of Section 1.5 of the Merger Agreement shall remain in full force and effect.


        2. Reduction in Required Anticipated Closing Date Net Worth. The parties hereto hereby agree that the provisions of Section 1.6 of the Merger Agreement, which state that Escrowed Stock shall be held until such time as Bristol and the Purchaser can verify that Company's Anticipated Closing Date Net Worth is at least One Hundred Seventeen Thousand Dollars ($117,000), are here by amended to provide that Escrowed Stock shall be held until such time as Bristol and the Purchaser can verify that Company's Anticipated Closing Date Net Worth is at least One Hundred Seven Thousand Dollars ($107,000). The remaining provisions of
Section 1.6 of the Merger Agreement shall remain in full force and effect.

        3. Amendment of Definition of Effective Bristol Share Price. The parties hereto hereby agree that the definition of "Effective Bristol Share Price" set forth in Article 0 of the Merger Agreement is hereby amended in full to read as follows: "Effective Bristol Share Price means the closing price per share of Bristol's publicly traded Common Stock on July 30, 1997. The closing price of Bristol's publicly traded Common Stock on July 30, 1997, for purposes of this definition shall be that day's last trade price as reported on NASDAQ."

        4. Definition of Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Merger Agreement.

        5. Further Assurances. The parties hereto shall execute and deliver all such other and further documents and perform all further acts that may be reasonably necessary to effectuate the terms and provisions of this Agreement.

        6. Incorporation by Reference/Conflicts. Except as amended by this Agreement, the provisions of the Merger Agreement are incorporated herein by reference. If there is any conflict between the provisions of this Agreement and any provisions of the Merger Agreement, the provisions of this Agreement shall prevail. Except as hereinabove set forth in this Agreement, the Merger Agreement shall remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above stated.


"BRISTOL"                          Bristol Retail Solutions, Inc.,
                                   a Delaware corporation


                                   By:
                                      -----------------------------
                                   Its:
                                        ---------------------------


"PURCHASER"                        Pacific Merger Corp.,
                                   a Delaware corporation


                                   By:
                                      -----------------------------
                                   Its:
                                        ---------------------------


"COMPANY"                          Pacific Cash Register Company,
                                   a California corporation

                                   By:
                                      -----------------------------
                                   Its:
                                        ---------------------------

"SHAREHOLDERS"
                                   --------------------------------
                                   ROBERT FREANEY


 .                                  --------------------------------
                                   ABBASS BARZGAR



                                      -2-